Additional Shareholder Information (unaudited)

Results of Special Meetings of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect Board Members and
(2) Revise Fundamental Investment
Policies

Proposal 1: Elect Board
Members.

Legg Mason Partners Series Funds,
Inc.

     Item Voted On       Votes For    Authority
                                      Withheld    Abstention
                                                       s
Nominees:
 Paul R Ades             170,131,30  4,468,490.79      10.000
                              2.836             2
 A. Benton Cocanougher   170,076,70  4,523,084.72      10.000
                              8.899             9
 Jane F. Dasher          170,173,53  4,426,259.35      10.000
                              4.272             6
 Mark T. Finn            170,143,27  4,456,515.42      10.000
                              8.202             6
 Rainer Greeven          170,096,22  4,503,566.89      10.000
                              6.735             3
 Stephen Randolph        170,143,79  4,455,996.07      10.000
 Gross                        7.553             5
 Richard E. Hanson Jr.   170,129,13  4,470,656.83      10.000
                              6.798             0
 Diana R. Harrington     170,130,53  4,469,260.99      10.000
                              2.635             3
 Susan M. Heilbron       170,126,63  4,473,155.58      10.000
                              8.044             4
 Susan B. Kerley         170,154,94  4,444,846.63      10.000
                              6.991             7
 Alan G. Merten          170,118,82  4,480,973.14      10.000
                              0.486             2
 R. Richardson Pettit    170,136,19  4,463,600.50      10.000
                              3.119             9
 R. Jay Gerken, CFA      170,118,39  4,481,395.84      10.000
                              7.788             0

Legg Mason Partners Capital Fund,
Inc.

     Item Voted On       Votes For    Authority
                                      Withheld    Abstention
                                                       s
Nominees:
 Paul R. Ades            26,014,273   549,638.614       0.000
                               .070
 Andrew L. Breech        26,030,766   533,145.278       0.000
                               .406
 Dwight B. Crane         26,005,531   558,379.901       0.000
                               .783
 Robert M. Frayn, Jr.    26,004,887   559,024.311       0.000
                               .373
 Frank G. Hubbard        26,010,958   552,953.677       0.000
                               .007
 Howard J. Johnson       26,019,927   543,983.868       0.000
                               .816
 David E. Maryatt        26,011,809   552,102.565       0.000
                               .119
 Jerome H. Miller        26,006,355   557,555.901       0.000
                               .783
 Ken Miller              26,022,141   541,770.614       0.000
                               .070
 John J. Murphy          26,012,014   551,896.709       0.000
                               .975
 Thomas T. Schlafly      26,006,377   557,534.381       0.000
                               .303
 Jerry A. Viscione       26,025,401   538,510.630       0.000
                               .054
 R. Jay Gerken, CFA      26,007,444   556,467.136       0.000
                               .548
Legg Mason Partners Investors Value
Fund, Inc.

 Nominees                Votes For    Authority
                                      Withheld    Abstention
                                                       s
Nominees:
 Paul R. Ades            26,029,653   971,011.569       0.000
                               .458
 Andrew L. Breech        26,045,959   954,705.054       0.000
                               .973
 Dwight B. Crane         26,014,377   986,287.130       0.000
                               .897
 Robert M. Frayn, Jr.    26,008,980   991,684.154       0.000
                               .873
 Frank G. Hubbard        26,033,371   967,293.421       0.000
                               .606
 Howard J. Johnson       25,278,591  1,722,073.22       0.000
                               .802             5
 David E. Maryatt        26,038,665   961,999.926       0.000
                               .101
 Jerome H. Miller        26,008,302   992,362.820       0.000
                               .207
 Ken Miller              26,023,607   977,057.577       0.000
                               .450
 John J. Murphy          25,258,695  1,741,969.37       0.000
                               .651             6
 Thomas T. Schlafly      25,988,753  1,011,911.09       0.000
                               .929             8
 Jerry A. Viscione       26,011,858   988,606.210       0.000
                               .817
 R. Jay Gerken, CFA      25,955,714  1,044,950.59       0.000
                               .431             6
+ Board Members are elected by the shareholders of all the series of the Company of which the Fund is a series.

Proposal 2: Revise Fundamental
Investment Policies.

                                                                  Broker
     Items Voted On      Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners Capital Fund,
Inc.
 Borrowing Money         18,704,443   600,203.933  734,818.59   6,524,446.000
                               .160                         1
 Underwriting            18,673,229   613,109.024  753,126.85   6,524,446.000
                               .806                         4
 Lending                 18,653,927   632,777.367  752,760.62   6,524,446.000
                               .697                         0
 Issuing Senior          18,673,478   600,144.961  765,842.19   6,524,446.000
 Securities                    .526                         7
 Real Estate             18,663,264   608,333.407  767,868.02   6,524,446.000
                               .256                         1
 Commodities             18,644,760   637,184.635  757,520.99   6,524,446.000
                               .050                         9
 Concentration           18,620,638   654,826.627  764,000.81   6,524,446.000
                               .240                         7
 Diversification         18,642,975   633,426.100  763,063.69   6,524,446.000
                               .894                         0
 Non-Fundamental         18,452,691   380,512.770  508,262.80   6,524,446.000
                               .469                         1
 Purchase of Iliquid     18,533,783   716,087.084  789,595.00   6,524,446.000
 Securities                    .596                         4
 Purchase of
 Securities on
   Margin and Making     18,558,806   715,235.228  765,423.86   6,524,446.000
 Short Sales                   .594                         2
 Investment in Other
 Investment
   Companies             18,636,134   661,786.897  741,544.73   6,524,446.000
                               .056                         1
 Investment in Oil,
 Gas or Other
   Mineral Exploration Development
   Program               18,661,350   625,932.195  752,182.54   6,524,446.000
                               .945                         4
 Excercising Control
 or
   Management            18,581,832   691,936.023  765,697.29   6,524,446.000
                               .371                         0
 Warrants                18,577,784   662,498.609  799,182.70   6,524,446.000
                               .368                         7
 Related Party           18,556,164   561,091.002  922,210.18   6,524,446.000
 Investments                   .495                         7
 Unseasoned Issuers      18,528,309   742,985.295  768,170.58   6,524,446.000
                               .806                         3
 Investment in
 Affiliates to
   Affiliates            18,550,349   724,833.442  764,282.91   6,524,446.000
                               .325                         7

On January 12, 2007, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Agreement and Plan of Reorganization and (2) Fundamental
Investment Policies.

Proposal 1: Agreement and Plan of
Reorganization

                                                                  Broker
          Fund           Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners
 Balanced Fund           2,661,036.    47,564.418  188,372.67   1,042,214.000
                                366                         8

                                                                  Broker
          Fund           Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners
 Small Cap Growth Fund   18,067,739   370,798.842  796,722.79   7,070,199.000
 I                             .580                         0

Proposal 2: Fundamental Investment
Policies
                                                                  Broker
     Items Voted On      Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners Balanced Fund
                                                                  Broker
 Items Voted On          Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners Balanced Fund
 Borrowing Money         2,644,164.    61,939.120  190,869.67   1,042,214.000
                                664                         8
 Underwriting            2,641,602.    60,371.073  194,999.67   1,042,214.000
                                711                         8
 Lending                 2,642,057.    61,932.120  192,983.67   1,042,214.000
                                664                         8
 Issuing Senior          2,646,078.    55,805.120  195,089.67   1,042,214.000
 Securities                     664                         8
 Real Estate             2,641,756.    66,834.288  188,382.67   1,042,214.000
                                496                         8
 Commodities             2,642,321.    65,599.225  189,052.67   1,042,214.000
                                559                         8
 Concentration           2,648,381.    58,005.057  190,586.67   1,042,214.000
                                727                         8
 Diversification         2,651,980.    56,609.905  188,382.67   1,042,214.000
                                879                         8
 Investment in other                                            1,042,214.000
 Investment
   Companies             2,641,448.    67,105.686  188,418.79   1,042,214.000
                                986                         0


     Items Voted On      Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners Investors Value
Fund, Inc.
 Borrowing Money         42,774,813  3,116,701.06  2,284,321.   4,158,786.000
                               .361             2         832
 Underwriting            42,931,150  2,732,604.31  2,512,081.   4,158,786.000
                               .927             1         017
 Lending                 42,739,775  3,062,525.95  2,373,534.   4,158,786.000
                               .853             1         451
 Issuing Senior          43,050,362  2,802,229.18  2,323,244.   4,158,786.000
 Securities                    .894             2         179
 Real Estate             43,014,527  2,753,314.25  2,407,994.   4,158,786.000
                               .482             4         519
 Commodities             42,688,615  3,155,396.60  2,331,824.   4,158,786.000
                               .395             7         253
 Concentration           42,979,168  2,828,572.38  2,368,095.   4,158,786.000
                               .417             9         449
 Diversification         42,806,368  3,052,719.86  2,316,748.   4,158,786.000
                               .212             0         183
 Non-Fundamental         40,181,105  5,549,899.59  2,444,831.   4,158,786.000
                               .449             6         210
 Purchasing Securities
 on Margin
   and Making Short      42,363,719  3,629,198.99  2,182,917.   4,158,786.000
 Sales                         .685             6         574
 Investment in other
 Investment
   Companies             42,587,344  3,272,764.56  2,315,727.   4,158,786.000
                               .240             4         451
 Related Party           42,488,173  3,240,305.76  2,447,357.   4,158,786.000
 Investments                   .011             2         482
 Investment in
 Unseasoned
   Issuers               42,176,089  3,835,296.17  2,164,450.   4,158,786.000
                               .724             8         353
 Investment  in
 Affiliates to
   Affiliates            42,391,052  3,337,835.85  2,446,948.   4,158,786.000
                               .362             9         034

                                                                  Broker
     Items Voted On      Votes For      Votes                    Non-Votes
                                       Against    Abstention
                                                       s
Legg Mason Partners Small Cap
Growth Fund I
 Borrowing Money         17,892,979   499,077.782  843,203.57   7,070,199.000
                               .857                         3
 Underwriting            17,917,867   467,075.174  850,318.63   7,070,199.000
                               .402                         6
 Lending                 17,888,152   496,758.377  850,350.13   7,070,199.000
                               .696                         9
 Issuing Senior          17,913,415   473,786.831  848,058.92   7,070,199.000
 Securities                    .454                         7
 Real Estate             17,875,658   488,060.851  871,542.19   7,070,199.000
                               .171                         0
 Commodities             17,862,974   513,884.135  858,402.14   7,070,199.000
                               .932                         5
 Concentration           17,870,726   486,057.837  878,476.66   7,070,199.000
                               .714                         1
 Diversification         17,865,993   517,026.376  852,241.23   7,070,199.000
                               .601                         5
 Investment in other
 Investment
   Companies             17,811,163   544,956.195  879,141.39   7,070,199.000
                               .620                         7